EXHIBIT 99.1


[GRAPHIC OMITTED]

ECHO

FOR IMMEDIATE RELEASE
---------------------


      ELECTRONIC CLEARING HOUSE (ECHO) ANNOUNCES
                      FIRST QUARTER FY 2002 RESULTS

                        -  Revenue increases 13.5% to $7.9 million


AGOURA HILLS CALIF., FEBRUARY 7, 2002 - Electronic Clearing House, Inc. (NASDAQ:ECHO) reported revenue of $7,921,000 in the first quarter of fiscal 2002, an increase of 13.5% as compared to $6,979,000 in the prior year quarter.

The Company reported a net loss for the quarter of $93,000, or $0.02 per diluted share, as compared to net earnings of $22,000, or $0.00 per share, for the same period last year. The loss reflected a high level of product development and program management expense in support of the Company's Visa POS check service program during the quarter, as well as over $300,000 in litigation expense related to the Premier Lifestyle International Corporation lawsuit as disclosed in previous filings.

Total processing and transaction revenue for this fiscal quarter increased 15.7%, from $6,780,000 in fiscal 2001 to $7,846,000 in fiscal 2002.

Bankcard processing and transaction revenue increased 8.9% to $6,595,000 for this fiscal quarter, from $6,056,000 in the first fiscal quarter 2001. This increase was mainly attributable to an 8.8% increase in bankcard processing volume as a result of the Company's merchant growth despite a decrease in overall consumer spending in this quarter.

Check-related revenues increased 61.3% to $1,326,000, from $822,000 for the three months ended December 31, 2000. Terminal sales and lease revenue for the three months ended December 31, 2001 was $75,000, which represents a 23.5% decrease from $98,000 for the same fiscal quarter last year.

As a result of the changing revenue mix, the Company's gross margin improved to 35.6% in the quarter, as compared to 31.9% in the first quarter of fiscal 2001.


                                     (more)


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"During the quarter, ECHO continued to make excellent progress in implementing our relationship with VISA to complete development and testing of their POS check service. Pilot programs with several member banks are moving forward as planned. We continue to demonstrate the security and scalability of our third-party check verification and ACH backbone. And we expect the program will be ready for broader roll out early in the third calendar quarter of 2002," said Joel M. Barry, Chairman and CEO of Electronic Clearing House, Inc.

"The continued rapid growth in our check-related services and 3.7% improvement in gross margin confirm that we are on track with our business strategy. The Company generated $496,000 of positive cash flow from operations in the first fiscal quarter. We anticipate that ECHO will continue to experience solid top-line growth and a high level of development expense in the second fiscal quarter, as we continue to invest in new services that are the key to our future growth."

Mr. Barry noted that the Company's balance sheet continues to be strong, with $4.2 million in cash, $15.7 million in stockholders' equity, and $733,000 in long-term debt as of December 31, 2001. Inventories and receivables both declined in the quarter despite the increased revenue base.

On January 25, 2002, closing arguments in Premier Lifestyle International Corporation v. Electronic Clearing House, Inc. concluded and the case was submitted to the judge for deliberations. The judge strongly encouraged the parties to enter into settlement negotiations during her deliberation. Although management, based upon the advice of legal counsel, believes that the Company has meritorious defenses to this lawsuit, there is no assurance that the ultimate resolution of these claims will not result in material liability to the Company.

About ECHO:
----------
Electronic Clearing House, Inc. provides a complete solution to the payment processing needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, check collection, and inventory tracking. Customers include over 60,000 retail merchants and U-Haul dealers across the nation.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts re forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.


                            (FINANCIAL TABLES FOLLOW)

                                       ELECTRONIC CLEARING HOUSE, INC.
                                         CONSOLIDATED BALANCE SHEET
                                                 (UNAUDITED)

                                                   ASSETS

                                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                             --------------  ---------------
                                                                                  2001            2001
                                                                             --------------  ---------------
Current assets:
  Cash and cash equivalents                                                  $   4,165,000   $    4,147,000
  Restricted cash                                                                1,304,000        1,410,000
  Accounts receivable less allowance of $460,000 and $313,000                    1,774,000        1,864,000
  Inventory, net                                                                   560,000          573,000
  Prepaid expenses and other assets                                                177,000          137,000
                                                                             --------------  ---------------

     Total current assets                                                        7,980,000        8,131,000

Noncurrent assets:
  Long term receivables                                                             16,000           21,000
  Property and equipment, net                                                    3,985,000        3,754,000
  Real estate held for investment, net                                             252,000          252,000
  Deferred tax assets                                                              758,000          778,000
  Other assets                                                                     803,000          800,000
  Goodwill, net                                                                  5,059,000        5,185,000
                                                                             --------------  ---------------

     Total assets                                                            $  18,853,000   $   18,921,000
                                                                             ==============  ===============

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings and current portion of long-term debt                $     254,000   $      240,000
  Accounts payable                                                                 169,000          135,000
  Settlement payable to merchants                                                  695,000          618,000
  Accrued expenses                                                               1,296,000        1,395,000
  Deferred income                                                                   50,000           50,000
                                                                             --------------  ---------------

     Total current liabilities                                                   2,464,000        2,438,000

Long-term debt                                                                     733,000          744,000
                                                                             --------------  ---------------

     Total liabilities                                                           3,197,000        3,182,000
                                                                             --------------  ---------------

Stockholders' equity:
  Convertible preferred stock, $.01 par value, 5,000,000 shares authorized:
    Series "K", 25,000 and 25,000 shares issued and outstanding                        -0-              -0-
  Common stock, $.01 par value, 36,000,000 authorized:
   5,814,621 and 5,809,121 shares issued; 5,775,373 and
   5,769,873 shares outstanding                                                     58,000           58,000
  Additional paid-in capital                                                    21,271,000       21,260,000
  Accumulated deficit                                                           (5,204,000)      (5,110,000)
  Less treasury stock at cost, 39,248 common shares                               (469,000)        (469,000)
                                                                             --------------  ---------------
     Total stockholders' equity                                                 15,656,000       15,739,000
                                                                             --------------  ---------------

     Total liabilities and stockholders' equity                              $  18,853,000   $   18,921,000
                                                                             ==============  ===============

                         ELECTRONIC CLEARING HOUSE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                        THREE MONTHS
                                                     ENDED DECEMBER 31,
                                                 ------------------------
                                                    2001         2000
                                                 -----------  -----------
REVENUES:
   Processing revenue                            $3,807,000   $3,588,000
   Transaction revenue                            4,039,000    3,192,000
   Terminal sales                                    75,000       98,000
   Other revenue                                        -0-      101,000
                                                 -----------  -----------
                                                  7,921,000    6,979,000
                                                 -----------  -----------

COSTS AND EXPENSES:
   Processing and transaction expense             5,049,000    4,617,000
   Cost of terminals sold                            76,000       96,000
   Other operating costs                          1,005,000      856,000
   Selling, general and administrative expenses   1,739,000    1,245,000
   Amortization expense - goodwill                  128,000      102,000
                                                 -----------  -----------
                                                  7,997,000    6,916,000
                                                 -----------  -----------

(Loss) income from operations                       (76,000)      63,000

Interest income                                      22,000       63,000
Interest expense                                    (14,000)     (22,000)
                                                 -----------  -----------

(Loss) income before provision for income taxes     (68,000)     104,000

Provision for income taxes                          (25,000)     (82,000)
                                                 -----------  -----------

NET (LOSS) INCOME                                $  (93,000)  $   22,000
                                                 ===========  ===========

(Loss) earnings per share - Basic                $    (0.02)  $     0.00
                                                 ===========  ===========

(Loss) earnings per share - Diluted              $    (0.02)  $     0.00
                                                 ===========  ===========

Shares used in computing basic
(loss) earnings per share                         5,769,933    5,432,733
                                                 ===========  ===========

Shares used in computing diluted
(loss) earnings per share                         5,769,933    5,629,325
                                                 ===========  ===========


MEDIA CONTACT:
--------------
Donna Rehman, Corporate Secretary               Crocker Coulson, Partner
818-706-8999, ext. 3033                         Coffin Communications Group
Electronic Clearing House, Inc.                 818-789-0100
Agoura Hills, Calif.                    E-MAIL: crocker.coulson@coffincg.com
                                                ----------------------------
URL:http://www.echo-inc.com
---------------------------
E-MAIL: corp@ECHO-inc.com
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